UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 15, 2020 (October 9, 2020)

AGREE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

1-12928 (Commission file number)	38-3148187 (I.R.S. Employer Identification No.)

70 E. Long Lake Road Bloomfield Hills, MI (Address of principal executive offices)	48304 (Zip code)

(Registrant’s telephone number, including area code) (248) 737-4190

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	ADC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2020, Agree Realty Corporation (the “Company”) entered into a new employment agreement with Joel Agree to extend Mr. Agree’s term as President and Chief Executive Officer of the Company through September 30, 2023 (the “Agreement”). The Agreement supersedes Mr. Agree’s prior employment agreement with the Company, which had a term that was scheduled to expire on June 30, 2021.

The term of Mr. Agree’s employment under the Agreement extends through September 30, 2023, and will automatically renew for successive two-year periods unless either party provides notice of non-renewal at least 60 days prior to the expiration of any term.

Under the Agreement, Mr. Agree is entitled to receive a base salary of $875,000, subject to annual review by the Compensation Committee and is also entitled to participate in all benefit programs generally available to the Company’s executive officers, including any equity incentive plan or bonus plan. Beginning with the 2021 calendar year, Mr. Agree will be eligible to receive (1) a target annual bonus of 150% of his base salary based on attainment of performance targets, up to a maximum value of 350% and a threshold value of 75% (the “Annual Bonus”), and (2) target long-term incentive compensation equal to a grant date fair market value of 400% of his base salary to be awarded in restricted stock and performance awards in accordance with the Company’s 2020 Omnibus Incentive Plan. Upon execution of the Agreement, Mr. Agree is entitled to receive a one-time cash  bonus of $1,500,000.

Upon any termination, Mr. Agree will receive a payment in cash of salary and other benefits earned and accrued prior to the date of termination. Except as set forth below or required by law, all other benefits and unvested securities of the Company will be forfeited as of the termination date.

In the event of termination of the Agreement because of Mr. Agree’s death or Disability (as defined in the Agreement), he (or his estate) will receive (i) salary and other benefits earned and accrued prior to the termination date, including reimbursement for expenses, (ii) the prorated portion of the Annual Bonus at “target” level for the year in which the termination occurs, (iii) elimination of any exclusively time vesting conditions on any restricted stock, stock option or other equity awards held by Mr. Agree to the extent unvested, and (iv) in the event of Mr. Agree’s death, (a) a cash payment equal to two months of salary payable no later than 10 days after termination and (b) continuation to Mr. Agree’s spouse and dependents of fully paid health insurance under the Company’s health plans and programs applicable to senior executives during the one-year period following the date of termination.

If Mr. Agree’s employment is terminated by the Company for any reason other than death, Disability or Cause (as defined in the Agreement), or by Mr. Agree for Good Reason (as defined in the Agreement), the Company shall pay to Mr. Agree (i) any accrued but unpaid salary and accrued but unused vacation, (ii) reimbursement of expenses incurred but unpaid prior to termination, (iii) a cash payment equal to 200% of his base salary, (iv) a cash payment equal to 200% of Mr. Agree’s average Annual Bonus for the three years immediately preceding the year of termination, (v) vesting of any restricted stock, stock option or other equity awards held by Mr. Agree to the extent unvested and (vi) for a period of one year after termination, health benefits under the Company’s health plans and programs applicable to senior executives of the Company.

If Mr. Agree’s employment is terminated for nonrenewal of the employment agreement by either party, he will receive (i) any accrued but unpaid salary and accrued but unused vacation, (ii) reimbursement of expenses incurred but unpaid prior to termination, (iii) a cash payment equal to 100% of his base salary, (iv) for a period of one year after termination, health benefits under the Company’s health plans and programs applicable to senior executives of the Company, (v) a prorated Annual Bonus at the “target” level for the year in which the termination occurs and (vi) only in the case of expiration of the initial Term, elimination of any exclusively time-based vesting conditions on any restricted stock, stock option or other equity awards held by Mr. Agree to the extent unvested.

If a Change in Control (as defined in the Agreement) occurs prior to the expiration of the Agreement and Mr. Agree is terminated by the Company for reasons other than death, Disability or Cause, or Mr. Agree terminates employment for Good Reason, the Company will pay to Mr. Agree , (i) any accrued but unpaid salary and accrued but unused vacation, (ii) reimbursement of expenses incurred but unpaid prior to termination, (iii) a cash payment equal to 300% of his base salary, (iv) a cash payment equal to 300% of his average Annual Bonus for the three years immediately preceding the year of the termination, (v) vesting of any restricted stock, stock option or other equity awards held by Mr. Agree to the extent unvested, (vi) for a period of one year after termination, health benefits under the Company’s health plans and programs applicable to senior executives of the Company and (vii) a prorated Annual Bonus at “target” level for the year in which his employment is terminated.

If Mr. Agree is terminated for Cause or Mr. Agree terminates his employment without Good Reason, the Company will pay him in cash the salary and other benefits (excluding any Annual Bonus not yet paid) earned and accrued prior to the date of termination, including reimbursement for expenses. If he is terminated by the Company for Cause or voluntarily terminates his employment, Mr. Agree will be subject to non-compete and non-solicitation provisions for one year following the date of termination. In addition, the Agreement contains customary confidentiality provisions.

A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The above description of the material terms of the Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description
10.1	Employment Agreement, dated October 9, 2020, by and between Agree Realty Corporation and Joel Agree.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

Date: October 15, 2020	By:	/s/ Clayton R. Thelen
Clayton R. Thelen
Chief Financial Officer and Secretary